Exhibit 5.1

                           Jones, Day, Reavis & Pogue
                            2300 Trammell Crow Center
                                2001 Ross Avenue
                               Dallas, Texas 75201

                               __________ __, 1999

Louisiana-Pacific Corporation
111 S.W. Fifth Avenue
Portland, Oregon  97204

      Re:   Registration on Form S-3 of up
            to $500,000,000 of Debt Securities

Ladies and Gentlemen:

      We are acting as counsel to Louisiana-Pacific Corporation, a Delaware corporation (the "Company"), in connection with the authorization of the possible issuance and sale from time to time by the Company of up to $500,000,000 of certain debt securities of the Company (the "Debt Securities") as contemplated by the Company's Registration Statement on Form S-3 (the "Registration Statement") to which this opinion is Exhibit 5.1. Except as otherwise defined herein, capitalized terms that are defined in the Registration Statement are used herein as so defined.

      We have examined such documents, records, and matters of law as we have deemed necessary for purposes of this opinion. Based on such examination and on the assumptions set forth below, we are of the opinion that the Debt Securities, when (a) duly executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture and issued and sold in accordance with the Registration Statement and (b) delivered to the purchaser or purchasers thereof upon receipt by the Company of such lawful consideration therefor as the Company's Board of Directors (or a duly authorized committee thereof or a duly authorized officer of the Company) may determine, will be valid and binding obligations of the Company.

      In rendering the foregoing opinion, we have assumed that (i) the Indenture has been duly authorized, executed, and delivered by the Trustee, (ii) the definitive terms of each class and series of the Debt Securities not presently provided for in the Indenture will have been established in accordance with all applicable provisions of law, the Company's Restated Certificate of Incorporation and Bylaws, the Indenture, and the authorizing resolutions of the Company's Board of Directors, and reflected in appropriate documentation approved by us and, if applicable, duly executed and delivered by the Company and duly authorized, executed, and delivered by any other appropriate party,
(iii) the interest rate on the Debt Securities will not be higher than the maximum lawful rate permitted from time to time under applicable law, (iv) any common stock or preferred stock for or into which any Debt Securities are exercisable, exchangeable, or convertible, will have been duly authorized and reserved for issuance, (v) the Registration Statement, and any amendments thereto, will have become effective, (vi) a Prospectus Supplement describing each class or series of Debt Securities offered pursuant to the Registration Statement will have been filed with the Securities and Exchange Commission,
(vii) the resolutions authorizing the Company to register, offer, sell, and issue the Debt Securities will remain in effect and unchanged at all times during which the Debt Securities are offered, sold, or issued by the Company, and (viii) all Debt Securities will be issued in compliance with applicable federal and state securities laws.

      In rendering the foregoing opinion, we have relied as to certain factual matters upon certificates of officers of the Company, and we have not independently checked or verified the accuracy of the statements contained therein. In rendering the foregoing opinion, our examination of matters of law has been limited to the laws of the State of New

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York, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America, as in effect on the date hereof.

      We understand that prior to offering for sale any Debt Securities you will advise us in writing of the terms of such offering and of such Debt Securities, will afford us an opportunity to review the operative documents (including the applicable Prospectus Supplement) pursuant to which the Debt Securities are to be offered, sold, and issued, and will file as an exhibit to the Registration Statement such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Debt Securities or any changes in the Company's capital structure or other pertinent circumstances.

      We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us in the Prospectus under the caption "Validity of Securities."

                                           Very truly yours,